Exhibit 99.1

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 26, 2001)


                      [B2B Internet HOLDRS(SM) Trust Logo]

                        1,000,000,000 Depositary Receipts
                          B2B Internet HOLDRS(SM)Trust

     This prospectus supplement supplements information contained in the prospectus dated January 26, 2001, which updated the original prospectus dated February 23, 2000 relating to the sale of up to 1,000,000,000 depositary receipts by the B2B Internet HOLDRS(SM) Trust.

     The share amount specified in the table on page 12 of the base prospectus shall be replaced with the following:

                                                    Share         Primary
      Name of Company                Ticker        Amounts    Trading Market
-------------------------------      ------        -------    --------------
 Agile Software Corporation            AGIL            4       Nasdaq NMS
 Ariba, Inc.                           ARBA           14       Nasdaq NMS
 CheckFree Corporation                 CKFR            4       Nasdaq NMS
 Commerce One, Inc.                    CMRC           12       Nasdaq NMS
 FreeMarkets, Inc.                     FMKT            3       Nasdaq NMS
 ImageX.com, Inc.                      IMGX            1       Nasdaq NMS
 Internet Capital Group, Inc.          ICGE           15       Nasdaq NMS
 Pegasus Solutions, Inc.               PEGS            2       Nasdaq NMS
 PurchasePro.com, Inc.                 PPRO            4       Nasdaq NMS
 QRS Corporation                       QRSI            1       Nasdaq NMS
 Retek, Inc.                           RETK            3       Nasdaq NMS
 Scient Corporation                    SCNT            5       Nasdaq NMS
 SciQuest.com, Inc.                    SQST            3       Nasdaq NMS
 Ventro Corporation                    VNTR            2       Nasdaq NMS
 VerticalNet, Inc.                     VERT            6       Nasdaq NMS

     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2001.